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                                                                    EXHIBIT 23.5

To the Board of Directors of
  Omega Wire Corp.:

     We consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 27, 1996 on our audits of the consolidated statements of operations, stockholders' equity and cash flows of Omega Wire Corp. for the two months ended May 31, 1995. We also consent to the reference to our Firm as experts under the caption "Experts."

                                            COOPERS & LYBRAND L.L.P.

St. Louis, Missouri

November 12, 1997